Exhibit 99.1

NEWS RELEASE

Contact: Kevin Wolf @Road Corporate Communications (650) 270-3023 kwolf@road-inc.com

@Road® Launches Pocket Edition Mobile Resource Management Service

New Service Combines GPS-Enabled Mobile Phones
with @Road Mobile Resource Management Service
to Improve Productivity of Field Operations

Fremont, CA – March 5, 2003 – @Road (Nasdaq: ARDI), a leading provider of location-enhanced wireless Internet solutions for mobile resource management (MRM), today announced the availability of a new solution that combines @Road mobile resource management services with GPS-enabled mobile phones.

To date, @Road MRM services have relied on vehicle location as a proxy for mobile-worker location. Now, @Road customers can use the Pocket Edition to locate and manage mobile workers carrying a GPS-enabled Motorola® i58sr or i88s handset wherever they are. The introduction of Pocket Edition enables @Road to offer a more comprehensive suite of MRM services to multiple industries.

As is the case with all @Road MRM services, Pocket Edition is designed to help companies improve the productivity of field operations with a return on investment (ROI) measured in days, not years. Pocket Edition is also a useful solution for companies that depend on location information to ensure the safety and security of mobile workers. Future iterations of Pocket Edition are expected to allow mobile workers to send and receive text messages as well as interface with their companies’ enterprise applications.

“Pocket Edition enables every business with a mobile workforce to conveniently, efficiently and wirelessly manage their mobile assets right from their desktop,” said Krish Panu, CEO of @Road. “This solution automatically locates mobile workers as well as records time and activity, minimizing the task of manually managing mobile resources and freeing up managerial time to focus on other critical business requirements.”

“With Pocket Edition, @Road brings MRM services to a new level of convenience and affordability,” concluded Mr. Panu.

Pocket Edition is designed primarily for mobile-service organizations, in particular those in distribution, field trades, retail, government, healthcare, pharmaceuticals, real estate, telecommunications, construction and transportation, which are among the more aggressive adopters of MRM applications.

The new service is based on a hosted MRM platform that uses the global positioning system (GPS) satellite network, wireless communications and the Internet. Customers using the service have access to a wide-range of tools, including activity and workflow reporting, mapping and location-on-demand.

For more information on Pocket Edition, please call your @Road sales representative or visit the @Road Web site at www.atroad.com.

About @Road

@Road (Nasdaq: ARDI) is a leading provider of mobile resource management (MRM) services, a rapidly growing category of productivity solutions integrating location technologies, wireless communications, transaction processing, software applications and the Internet to help companies better manage mobile workers. Any size organization, in any industry or public sector, in which improving the productivity of mobile workers has an impact on revenue, expenses, customer service and competitive advantage, will benefit from @Road MRM services. Because @Road offers MRM services on a hosted basis, customers avoid expensive and complex software and IT infrastructure investments. Since @Road delivers services using a pay-

as-you-go subscription model, customers experience an immediate and measurable return-on-investment.

@Road delivers its MRM services to over 90,000 mobile workers in North America every day. The company has headquarters in Fremont, CA, and secure networked data centers on both U.S. coasts. For more information, visit the @Road web site at www.atroad.com.

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Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the ability of @Road to successfully develop, market, deliver and support the Pocket Edition service, dependence of @Road on mobile data systems technology, wireless networks, network infrastructure and positioning systems owned and controlled by others, and general economic and political conditions. Further information regarding these and other risks is included in the @Road Report on Form 10-K dated March 28, 2002 and in its other filings with the Securities and Exchange Commission. @Road undertakes no obligation to update the forward-looking statements contained in this press release.

@Road is a registered trademark of At Road, Inc. Motorola is a trademark of Motorola, Inc.